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                                                                      EXHIBIT 24
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 6th day of January, 2003.


                            SYNOVUS FINANCIAL CORP.
                                 (Registrant)

                            By: /s/ James H. Blanchard
                                James H. Blanchard,
                                Chairman of the Board and
                                Principal Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Richard E. Anthony, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William B. Turner               Date:  January 6, 2003
William B. Turner,
Director and Chairman of
the Executive Committee


/s/ James H. Blanchard              Date:  January 6, 2003
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer


/s/ James D. Yancey                 Date:  January 6, 2003
James D. Yancey,
President and Director


/s/ Richard E. Anthony              Date:  January 6, 2003
Richard E. Anthony,
Vice Chairman of the Board


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/s/ Walter M. Deriso, Jr.           Date:  January 6, 2003
Walter M. Deriso, Jr.,
Vice Chairman of the Board


/s/ Elizabeth R. James              Date:  January 6, 2003
Elizabeth R. James,
Vice Chairman of the Board


/s/ Thomas J. Prescott              Date:  January 6, 2003
Thomas J. Prescott
Executive Vice President,
Principal Accounting and
Financial Officer


                                    Date:  __________ ___, 2003
Daniel P. Amos
Director


                                    Date:  __________ ___, 2003
Joe E. Beverly,
Director


/s/ Richard Y. Bradley              Date:  January 6, 2003
Richard Y. Bradley,
Director


                                    Date:  __________ ___, 2003
C. Edward Floyd,
Director


/s/ Gardiner W. Garrard, Jr.        Date:  January 6, 2003
Gardiner W. Garrard, Jr.,
Director


                                    Date:  __________ ___, 2003
V. Nathaniel Hansford,
Director


/s/ John P. Ilges, III              Date:  January 6, 2003
John P. Ilges, III,
Director

                                    Date:  __________ ___, 2003
Alfred W. Jones III,
Director



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                                    Date:  __________ ___, 2003
Mason H. Lampton,
Director


                                    Date:  __________ ___, 2003
Elizabeth C. Ogie,
Director


/s/ H. Lynn Page                    Date:  January 6, 2003
H. Lynn Page,
Director


                                    Date:  __________ ___, 2003
Melvin T. Stith,
Director